UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 31, 2015

WINDSTREAM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Wyoming	000-54360	98-0178621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

819 Buckeye Street, North Vernon, Indiana 47265

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (812) 953-1481

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Effective August 21, 2015, WindStream Technologies, Inc. (the “Company”) issued 12,000,000 shares of common stock to an accredited investor upon conversion of $55,200 in principal of an outstanding senior secured convertible debenture at a conversion price of $0.0046 per share.

Effective August 31, 2015, the Company issued 5,767,145 shares of common stock to an accredited investor in connection with a true-up provision of an outstanding convertible debenture. Pursuant to the true-up provision, the Company previously issued 5,261,445 shares upon conversion of an installment payment of $69,535.26 due June 26, 2015. As a result of the true-up conversion price of $0.006305, the Company was required to issue a total of 11,028,590 shares as payment in full of the installment payment, resulting in the issuance of the additional 5,767,145 shares.

Effective August 31, 2015, the Company issued 2,646,216 shares of common stock to an accredited investor in connection with a true-up provision of an outstanding convertible debenture. Pursuant to the true-up provision, the Company previously issued 10,627,611 shares upon conversion of an installment payment of $69,302.65 due July 26, 2015. As a result of the true-up conversion price of $0.005221, the Company was required to issue a total of 13,273,827 shares as payment in full of the installment payment, resulting in the issuance of the additional 2,646,216 shares.

Effective September 4, 2015, the Company issued 9,678,421 shares of common stock to an accredited investor upon conversion of $36,778 in principal of an outstanding senior secured convertible debenture at a conversion price of $0.0038 per share.

Effective September 14, 2015, the Company issued 5,555,555 shares of common stock to an accredited investor upon conversion of $15,000 in principal of an outstanding convertible debenture at a conversion price of $0.0027 per share.

Effective September 14, 2015, the Company issued 11,974,321 shares of common stock to an accredited investor upon conversion of $39,515.26 in principal of an outstanding convertible debenture at a conversion price of $0.0033 per share.

Effective September 14, 2015, the Company issued 2,000,000 shares of common stock to an accredited investor upon conversion of $7,200 in principal of an outstanding convertible debenture at a conversion price of $0.0036 per share.

Effective September 17, 2015, the Company issued 14,000,000 shares of common stock to an accredited investor upon conversion of $32,200 in principal of an outstanding senior secured convertible debenture at a conversion price of $0.0023 per share.

Effective September 18, 2015, a holder of an outstanding warrant exercised such warrant for 71,342 shares of common stock pursuant to the cashless exercise provision thereof. Pursuant to the terms of such warrant, the Company elected to issue, and has issued, 20,800,157 shares of common stock to the holder thereof pursuant to the cashless exercise formula set forth therein.

Effective September 21, 2015, the Company issued 6,000,000 shares of common stock to an accredited investor upon conversion of $8,640 in principal of an outstanding convertible debenture at a conversion price of $0.00144 per share.

Effective September 22, 2015, the Company issued 11,974,300 shares of common stock to an accredited investor upon conversion of $12,932.24 in principal of an outstanding convertible debenture at a conversion price of $0.00108 per share.

Effective September 23, 2015, the Company issued 15,151,515 shares of common stock to an accredited investor upon conversion of $20,000 in principal of an outstanding convertible debenture at a conversion price of $0.00132 per share.

The above issuances were made in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

Effective September 23, 2015, after the issuances described above, the Company had 361,921,528 shares of common stock issued and outstanding.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WINDSTREAM TECHNOLOGIES, INC.

Date: September 24, 2015	By:	/s/ WILLIAM K. THORPE
William K. Thorpe
Chief Financial Officer

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